Exhibit 99.1

Haemonetics Pre-Announces 2nd Quarter Results, Revises Fiscal Year 2016 Guidance and Sets Date for 2nd Quarter Earnings Release: November 4, 2015

Braintree, MA, October 5, 2015 – Haemonetics Corporation (NYSE:HAE) today pre-announced that, based on preliminary information, it expects to report revenue approximating $220 million and adjusted earnings approximating $0.40 per share for its second fiscal 2016 quarter ended September 26, 2015.1

While the first half was in line with expectations, the Company has revised its previously-issued revenue and adjusted earnings guidance for the full fiscal year 2016. Revenue is now expected to be within the range of $910 - $920 million, representing 0-1% growth, which is below previous guidance of 4-6% growth. On a constant currency basis, revenue growth approximating 4% is now forecasted, which is below previous forecasts of 7-9% growth. Fiscal year 2016 adjusted earnings guidance is revised to a range of $1.65 - $1.75 per share, which is below the previous guidance range of $1.98 - $2.08 per share. In constant currency adjusted operating income is expected to grow at approximately 4%.

The Company indicated that the shortfall in second half revenue is attributable principally to continuing deterioration in the market for its products in Russia, challenges in the pace of implementation of a contracted market share gain in Japan and re-assessment of the timeline for penetration of recently introduced software products. Aside from Russia, the Company noted that its growth drivers – Plasma, TEG and Emerging Markets – representing about 60% of consolidated revenue, grew 8% on a constant currency basis in the first half and are expected to continue to grow in the second half of fiscal 2016.

The Company will report its results for the second quarter of fiscal year 2016 on Wednesday, November 4, 2015 in a pre-market press release. The Company will hold a webcast conference call with investors and analysts to discuss and answer questions about the results at 8:00 am Eastern Time on November 4, 2015.

Webcast Link: http://www.media-server.com/m/acs/e58732b94af2a8968146003700d7c56c

Webcast replay will be available from November 4, 2015 after 11:00 am Eastern Time.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, asset revaluations to reflect current business conditions, technological advances in the medical field and standards for transfusion medicine and our ability to successfully commercialize products that incorporate such advances and standards, customer acceptance of new products, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.
The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
1 A reconciliation of GAAP to adjusted financial results will be included at the end of the financial sections of the Company’s full earnings press release on November 4, 2015. Adjusted earnings exclude restructuring and transformation expenses, as well as deal related amortization expense, which are included in GAAP expenses.

2